UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 13, 2015

Prudential Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-55084	46-2935427
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1834 West Oregon Avenue, Philadelphia, Pennsylvania	19145
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(215) 755-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	1.01	Entry into a Material Definitive Agreement

On May 13, 2015, Prudential Bancorp, Inc. (the "Company") announced that Thomas A. Vento, who currently serves as the Chairman, President and Chief Executive Officer of the Company and Prudential Savings Bank, the Company's wholly owned subsidiary (the "Bank"), will retire as the Company's and the Bank's President, effective as of July 1, 2015 and as the Company's and the Bank's Chief Executive Officer, effective September 30, 2015. In addition, the Company and the Bank, entered into a Retirement and Transition Agreement (the "Agreement") with Mr. Vento with regard to his continued service as Chairman of the Boards of Directors of the Company and the Bank through the expiration of his current term as a director at the 2018 annual meeting of shareholders of the Company expected to be held in February 2018 (the "2018 Annual Meeting"), such Agreement being effective as of May 13, 2015 (the "Effective Date").

Under the terms of the Agreement, Mr. Vento will continue to serve as Chairman of the Boards of Directors of the Company and the Bank until the 2018 Annual Meeting (the "Continued Service Period"). Effective July 1, 2015, Mr. Vento will resign his position as President of the Company and the Bank but will continue to serve as Chief Executive Officer of both entities. Effective as of September 30, 2015, Mr. Vento will resign from his position as the Chief Executive Officer of both the Company and the Bank.

Under the terms of the Agreement, Mr. Vento will continue to receive his current salary until July 1, 2015. For the period of July 1, 2015 through September 30, 2015, Mr. Vento will be compensated at a rate equal to 50% of his current salary. Commencing October 1, 2015 through the remainder of the Continued Service Period, Mr. Vento will be paid a monthly fee of $6,250 for service as Chairman of the Board of Directors of the Company and the Bank. This fee will be in lieu of any cash compensation he would otherwise be entitled to receive as a non-officer director of the Board of Directors of the Company and the Bank. During the Continued Service Period, the Company and the Bank also will provide Mr. Vento with the continued use of the automobile that was provided for his use immediately prior to the Effective Date. In addition, the Company and/or the Bank will reimburse or otherwise provide for or pay all reasonable expenses incurred by Mr. Vento during the Continued Service Period with respect to his service under the terms of the Agreement.  The Company and the Bank will also provide Mr. Vento and his spouse during the Continued Service Period medical, dental and life insurance at no cost to Mr. Vento.

Mr. Vento's services under the Agreement shall terminate automatically upon his death during the Continued Service Period and may be terminated upon the determination that Mr. Vento is disabled.  Mr. Vento's services may also be terminated during the Continued Service Period by the Company or the Bank for "cause" as such term is defined in the Agreement or by Mr. Vento for "good reason" as defined in the Agreement.  In the event Mr. Vento's services are terminated for cause or Mr. Vento terminates his services without good reason, the Agreement shall terminate without further obligation other than any accrued but unpaid compensation due.  In the event Mr. Vento's termination is for death, good reason or disability during the Continued Service Period, the Company or the Bank shall pay Mr. Vento in a lump sum any accrued but unpaid compensation.

       The Agreement supersedes the employment agreement previously entered into with Mr. Vento and the Bank.

              For additional information, reference is made to the Agreement included as Exhibit 10.1 hereto and which is incorporated herein by reference thereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)            Not applicable.

(b)            Mr. Vento, currently Chairman of the Board, President and Chief Executive Officer of the Company and the Bank announced on May 13, 2015 his retirement as (i) President of the Company and the Bank, effective July 1, 2015, and (ii) Chief Executive Officer of the Company and the Bank, effective September 30, 2015.

(c)            In connection with the announced retirement of Mr. Vento, the Boards of Directors of the Company and the Bank appointed Joseph R. Corrato as (i) President of the Company and the Bank, effective July 1, 2015 and (ii) Chief Executive Officer of the Company and the Bank, effective October 1, 2015. Mr. Corrato, age 54, currently serves as Executive Vice President and Chief Financial Officer of the Company and the Bank.  Mr. Corrato has served as Executive Vice President and Chief Financial Officer of the Company since its formation in 2004 (which includes the period he served the predecessor company, Prudential Bancorp, Inc. of Pennsylvania) and of the Bank since 1997. Mr. Corrato joined Prudential Savings Bank in 1978 and served in a variety of positions including Treasurer and Controller prior to becoming Executive Vice President in 1997. Mr. Corrato has received a loan from the Bank that was required to be reported under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission and was so reported in the Company's proxy statement for the annual meeting of shareholders held in 2015. Set forth below is information regarding the outstanding loan made by the Bank to Mr. Corrato where the amount involved exceeds $120,000 and the interest rate was reduced and loan origination fee was waived as permitted by applicable banking regulations.

Amounts Paid
	Largest Principal		During Year
	Amount	Amount
Year ended September 30,	Outstanding During Year	Outstanding at Year-End	Principal	Interest	Interest Rate
2014	$235,446	$224,288	$11,157	$6,339	2.750%

(d)            Not applicable.

(e)            Not applicable.

(f)            Not applicable.

Item 7.01            Regulation FD Disclosure

On May 13, 2015, the Company issued a press release announcing the retirement of Mr. Vento as President of the Company and the Bank, effective July 1, 2015, and as Chief Executive Officer of the Company and the Bank, effective September 30, 2015, and the appointment of Mr. Corrato as the President of the Company and the Bank, effective July 1, 2015, and as Chief Executive Officer of the Company and the Bank, effective, October 1, 2015. For additional information, reference is made to the Company's press release, dated May 13, 2015, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto.  The press release attached hereto is being furnished to the Securities and Exchange Commission and shall not be deemed to be "filed" for any purpose except as shall be expressly set forth by specific reference to such filing in other filings of the Company into which it may be incorporated.

Item 9.01            Financial Statements and Exhibits

(a)            Not applicable.

(b)            Not applicable.

(c)            Not applicable.

(d)            Exhibits

The following exhibits are included herewith.

Exhibit Number	Description
10.1	Transition and Retirement Agreement between Prudential Bancorp, Inc., Prudential Savings Bank and Thomas A. Vento dated May 13, 2015
99.1	Press release announcing the retirement of Mr. Vento dated May 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRUDENTIAL BANCORP, INC.

Date: May 14, 2015	By:	/s/ Joseph R. Corrato
Joseph R. Corrato
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Transition and Retirement Agreement between Prudential Bancorp, Inc., Prudential Savings Bank and Thomas A. Vento dated May 13, 2015
99.1	Press release announcing the retirement of Mr. Vento dated May 13, 2015